UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2014

Tower Group International, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bermuda Commercial Bank Building 19 Par-La-Ville Road Hamilton, HM 11, Bermuda
(Address of principal executive offices)
(441) 279-6610
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⊠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 9, 2014, Tower Group International, Ltd. (“Tower”) issued a press release announcing that it has established a record date and a meeting date for a special general meeting of its shareholders to consider and vote upon, among other things, a proposal to approve and adopt the previously announced Agreement and Plan of Merger, dated as of January 3, 2014, as amended, by and among Tower, ACP Re, Ltd. and London Acquisition Company Limited, and to approve the merger contemplated thereby. The special general meeting will be held on Wednesday, August 6, 2014, at 9:30 a.m., local time, at the Fairmont Hamilton Princess Hotel, which is located at76 Pitts Bay Road, Pembroke HM 08, Bermuda. Only Tower shareholders of record as shown on Tower’s register of members as of the close of business on Friday, June 13, 2014, are entitled to notice of, and to vote at, the special general meeting or any adjournment thereof.   In addition to the approval and adoption of the merger agreement and the approval of the merger by Tower’s shareholders at the special general meeting, the closing of the merger remains subject to the closing conditions set forth in the merger agreement, including the receipt of required regulatory approvals. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference to this Item 8.01 as if fully set forth herein.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of Tower.  Tower filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) on July 3, 2014 and has mailed copies of such definitive proxy statement to all of its shareholders of record as of the record date specified above.  Investors and shareholders are urged to read the definitive proxy statement and other relevant materials filed with the SEC when they become available because they contain or will contain important information about Tower, ACP Re and the proposed transaction. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Tower or ACP Re with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed by Tower with the SEC by directing a written request to "Investor Relations," Tower Group International, Ltd., Bermuda Commercial Bank Building, 2nd Floor, 19 Par-la-Ville Road, Hamilton, HM 11, Bermuda, or by email to William E. Hitselberger, Executive Vice President and Chief Financial Officer at bhitselberger@twrgrp.com.

Participants in the Solicitation

The directors, executive officers and other members of management and employees of Tower may be deemed participants in the solicitation of proxies from its shareholders in favor of the proposed transaction. Information concerning persons who may be considered participants in the solicitation of Tower's shareholders under the rules of the SEC is set forth in the definitive proxy statement filed by Tower with the SEC on July 3, 2014 and in Tower's Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on May 2, 2014.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower's filings with the SEC, including among others Tower's Annual Report on Form 10-K for the year ended December 31, 2013, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Risks that could adversely affect the proposed merger include, but are not limited to, the following:

●	governmental approvals of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;
●	the Board of Directors of Tower may withdraw its recommendation and support a competing acquisition proposal; and
●	Tower's shareholders may fail to approve the merger.

The following important factors are among those that could affect the actual outcome of other future events:

●

changes in our financial strength or credit ratings could impact our ability to write new business, the cost of, and our ability to obtain, capital or our ability to attract and retain brokers, agents and customers;

●	further decreases in the capital and surplus of our insurance subsidiaries and their ability to meet minimum capital and surplus requirements;
●	changes in our ability to raise additional capital;
●	the implementation and effectiveness of our capital improvement strategy;
●	Tower's ability to continue operating as a going concern;
●	changes in our ability to meet ongoing cash requirements and pay dividends;
●

greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data;

●	changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all;
●	changes in the availability, cost or quality of reinsurance or retrocessional coverage;
●	decreased demand for Tower's insurance or reinsurance products;
●	increased competition on the basis of pricing, capacity, coverage terms or other factors;
●	ineffectiveness or obsolescence of Tower's business strategy due to changes in current or future market conditions;
●	currently pending or future litigation or governmental proceedings;
●	developments that may delay or limit Tower's ability to enter new markets as quickly as it anticipates;
●	the effects of acts of terrorism or war;
●	changes in general economic conditions, including inflation, interest rates and other factors which could impact Tower's performance and the performance of Tower's investment portfolio;
●	changes in accounting policies or practices;
●	changes in legal theories of liability under Tower's insurance policies;
●	changes in rating agency policies or practices;
●	declining demand for reinsurance due to increased retentions by cedents and other factors;
●	a lack of opportunities to increase writings in Tower's reinsurance lines of business and in specific areas of the reinsurance market;
●	changes in the percentage of premiums written that Tower cedes to reinsurers;
●

changes in regulations or laws applicable to Tower, its subsidiaries, brokers or customers, including regulatory limitations and restrictions on the declaration and payment of dividends and capital adequacy standards;

●	the Bermudian regulatory system, and potential changes thereto;
●	risks and uncertainties associated with technology, data security or outsourced services that could negatively impact Tower's ability to conduct its business or adversely impact its reputation;
●	the effects of mergers, acquisitions or divestitures;
●	disruptions in Tower's business arising from the integration of acquired businesses into Tower and the anticipation of potential or pending acquisitions or mergers; and
●	any changes concerning the conditions, terms, termination, or closing of the merger with ACP Re.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by Tower with the SEC, such as current reports on Form 8-K, and regular reports on Forms 10-K and 10-Q, particularly in "Item 1A, Risk Factors."

Item 9.01.    Financial Statements and Exhibits

The following exhibits are filed as part of this report.

Number	Description
99.1	Copy of press release issued by Tower Group International, Ltd. dated July 9, 2014

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date:	July 9, 2014	/s/ Elliot S. Orol
Elliot S. Orol
Senior Vice President, General Counsel and Secretary